EXHIBIT 5.01



                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017


                                  212-450-4000





                                                     July 25, 2001






R.H. Donnelley Corporation
One Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

     We are acting as counsel for R.H. Donnelley Corporation (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 4,000,000 previously unregistered shares (the "Plan Shares") of the Registrant's Common Stock, par value of $1.00 per share (the "Common Stock"), issuable pursuant to the R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (the "2001 Plan"), plus approximately 2,136,674 shares of Common Stock which were previously registered in connection with the R.H. Donnelley Corporation 1991 Key Employees' Stock Option Plan, as amended and restated, the R.H. Donnelley Corporation 1998 Directors' Stock Plan and the R.H. Donnelley Key Employees Performance Unit Plan and which may be offered or sold under the 2001 Plan (the "Additional Plan Shares").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments relating to the issuance of the Plan Shares and the Additional Plan Shares as we have deemed necessary for the purpose of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Plan Shares and the Additional Plan Shares deliverable pursuant to the 2001 Plan have been duly authorized and, when and to the extent issued pursuant to the 2001 Plan upon receipt by the Registrant of adequate consideration therefor, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.


                                   Very truly yours,



                                   /s/ DAVIS POLK & WARDWELL
                                   -------------------------
                                   DAVIS POLK & WARDWELL